Exhibit 10.7

Certain identified information has been excluded from this exhibit pursuant to Item 601(a)(6) of Regulation S-K because its disclosure would constitute a clearly unwarranted invasion of personal privacy, and pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and the type of information that the registrant treats as private or confidential. Excluded information is indicated by [***].

Staffing Agreement

This Staffing Agreement (“Agreement”), which will be effective on the date that the second party signs it (“Effective Date”), is entered into by and between:

Customer
Capstone Holding Corp., a Delaware corporation (“Capstone”), for itself and its subsidiaries, including TotalStone, LLC (d/b/a Instone) and Carolina Stone Holdings, LLC and its subsidiaries (references in this Agreement to CAPSTONE include those subsidiaries)
Address: 18400 76th Avenue, Tinley Park, IL 60477 Authorized Representative: Edward Schultz , Chief Financial Officer (CFO)

and

Service Provider
Brookstone Partners IAC, Inc. (“Brookstone”)
Address: 776A 6th Avenue , 2nd Floor, New York, NY 10001
Authorized Representative: Matthew Lipman, Vice President

This Agreement amends and restates in its entirety, and replaces, the Staffing Agreement between the parties dated June 9, 2025, and all prior versions. The rates in Appendix A apply to services performed on and after October 1, 2026.

I.	Brookstone’s Duties and Responsibilities

Brookstone will recruit, screen, interview, hire and assign its employees (“Assigned Employees”) to perform the positions listed in Section II under CAPSTONE’s supervision and on a remote basis. Brookstone will recruit employees from Bosnia and Herzegovina and, as such, will comply with all legal, regulatory, and other requirements related to the recruitment and hiring of employees based in Bosnia and Herzegovina. Brookstone may employ or engage Assigned Employees directly, through its representative office in Bosnia and Herzegovina (“Brookstone Bosnia”, which term includes any successor entity of Brookstone in Bosnia and Herzegovina), or through an affiliate of Brookstone, and may compensate Assigned Employees through any of those entities. Brookstone remains responsible to CAPSTONE for the performance of every Assigned Employee and for all of Brookstone’s obligations under this Agreement, regardless of which entity employs, engages or pays an Assigned Employee.

As the employer of the Assigned Employees, Brookstone shall, directly or through the entity that employs, engages or pays an Assigned Employee, (1) comply with Bosnian and Herzegovinian local labor and employment laws applicable to Assigned Employees; (2) pay Assigned Employee wages; (3) offer Assigned Employees the benefits that Brookstone Bosnia offers to its employees; (4) pay, withhold, and transmit payroll taxes; (5) handle unemployment, workers compensation, or other compliance-related claims (relevant to the Bosnia and Herzegovina labor market and regulations) that may arise due to the Assigned Employees employment with Brookstone; and (6) require Assigned Employees to sign non-disclosure agreements (“NDAs”) protecting the sensitivity of CAPSTONE’s information before their assignments to CAPSTONE.

As the employer of the Assigned Employees, Brookstone has the right to review and address, unilaterally or in coordination with CAPSTONE, Assigned Employee work performance issues; and to enforce Brookstone’s employment policies relating to Assigned Employee conduct.

II.	Positions for which Brookstone will provide Assigned Employees

Brookstone will provide to CAPSTONE Assigned Employees to perform the positions outlined on Appendix A. Appendix A designates each Assigned Employee either as a “Monthly Assigned Employee,” paid by Monthly Payment under Section IV, or as “Hourly Personnel,” paid by the hour under Section IV.

III.	CAPSTONE’s Duties and Responsibilities

CAPSTONE shall (1) supervise Assigned Employees performing CAPSTONE’s work and be responsible for CAPSTONE’s business operations, products, services, and intellectual property; (2) supervise, control, and safeguard CAPSTONE’s processes and systems, and only permit Assigned Employees to access confidential or trade secret information that is required to perform the roles to which they are assigned; (3) not change Assigned Employees’ job duties without Brookstone’s prior written approval; and (4) exclude Assigned Employees from CAPSTONE’s benefit plans, policies, and practices, and not make any offer or promise related to Assigned Employees’ compensation or benefits. CAPSTONE shall also be responsible for the onboarding and role-specific training of Assigned Employees. CAPSTONE and its affiliates, including TotalStone, LLC (d/b/a Instone) and Carolina Stone Holdings, LLC, shall onboard and train the Assigned Employees engaged for their respective positions, including during the first ninety (90) days of an Assigned Employee’s work at CAPSTONE. Brookstone’s responsibility is limited to administrative onboarding (employment contracting, payroll set-up, execution of NDAs and provision of equipment).

IV.	Staffing Fees

For each Monthly Assigned Employee, CAPSTONE shall pay Brookstone a monthly payment (“Monthly Payment”) until this Agreement is terminated as it relates to an Assigned Employee, in the amounts listed on Appendix A, as updated in writing by both parties to accommodate additional positions. For Hourly Personnel, CAPSTONE shall pay Brookstone the hourly rate listed on Appendix A for each hour actually worked for CAPSTONE (“Hourly Fees”). Brookstone will invoice Hourly Fees monthly in arrears, with a summary of hours by person and by CAPSTONE entity. All required equipment (ex: computer, desk, chair) will be billed to CAPSTONE at cost. No initial or one-time placement fee is payable. Instead, for each new Assigned Employee CAPSTONE shall reimburse Brookstone for (i) the hours actually spent by Brookstone personnel on recruiting, screening, interviewing and hiring for the position, billed at the applicable hourly rates set out in Appendix A; (ii) job advertising and job-posting costs, at cost and without mark-up; and (iii) equipment procured for the Assigned Employee, at cost and without mark-up. Brookstone will support these amounts with a summary of hours by person and copies of third-party invoices. The Monthly Payment is not adjusted on account of these reimbursements.

The Monthly Payments and the hourly rates on Appendix A were calculated based on the exchange rate as of August 11, 2026 (1.65 BAM per U.S. dollar). Because Brookstone will compensate Assigned Employees in Bosnia and Herzegovina’s local currency (BAM), which is pegged to the EUR under a currency board system, exchange rate fluctuations exceeding ±5% will trigger a fee adjustment.

The Monthly Payments are based on Calendar Year 2026, with the expectation that any inflationary raises to the Assigned Employees compensation will result in an increase in the monthly fee. If there is a fluctuation greater than ±10% in any one year period, either party may terminate the portion of this Agreement related to that respective Assigned Employee without penalty.

V.	Payment Terms

CAPSTONE shall pay the recruitment, job advertising and equipment reimbursements described in Section IV within five (5) days of the date of Brookstone’s invoice. CAPSTONE shall pay Brookstone the Monthly Payment for an Assigned Employee by the twenty first (21st) of the previous month, beginning the month the Assigned Employee begins his/her role for CAPSTONE. CAPSTONE shall pay Hourly Fees within five (5) days of the date of Brookstone’s invoice.

If an Assigned Employee breaches the SLAs listed below in Section VI or otherwise exhibits performance that falls below CAPSTONE’s expectations, CAPSTONE may withhold the Monthly Payment for such Assigned Employee until the breach and/or performance issue is resolved. If the matter is not resolved and pay is withheld for more than 30 days, Brookstone has the right to terminate or reassign the Assigned Employee.

VI.	Service Level Agreements

For each Assigned Employee working in one of the positions listed above in Section II, Brookstone shall adhere to the following service level agreements (“SLAs”):

1.	Work Accuracy: Assigned Employees must maintain a minimum accuracy threshold of 90%, and any errors exceeding this threshold will trigger corrective action.

2.	Availability: Assigned Employees will be available during agreed-upon working hours, with allowances for local public holidays and PTO, as provided by Brookstone.

3.	Escalation Procedures: Any unresolved issues will follow a clearly defined escalation path established by Brookstone, ensuring resolution within a mutually agreed timeframe.

For positions that may require the work and/or attention of one or more Assigned Employees, Brookstone will ensure that SLAs will be agreed-upon by all parties based upon the work demands of such positions. These SLAs will have a thirty (30) day benchmarking period before going into effect.

VII.	Term of the Agreement

This Agreement will be for a term of one (1) year from the Effective Date (“Initial Term”), and will renew automatically for one (1) year terms (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either party provides one (1) month’s notice of its intent not to renew or terminates the Agreement in accordance with Section IX below. Should either party provide such notice of its intent not to renew, the Agreement will terminate upon the expiration of the Term with the termination fee schedule commencing as defined in section (VIII) should CAPSTONE terminate the Agreement.

VIII.	Termination; Termination Fees

If CAPSTONE wishes to terminate this Agreement as to a specific Assigned Employee at a time other than the expiration of the Term, CAPSTONE must adhere to the following guidelines.

a.	Termination for Poor Performance or Breach of SLAs

If, in CAPSTONE’s determination, an Assigned Employee has not satisfied the above SLAs or otherwise is performing below CAPSTONE’s expectations relevant to the job description and requirements for the role provided to Brookstone, CAPSTONE may terminate this Agreement as to that Assigned Employee. However, prior to such termination, CAPSTONE shall provide Brookstone with written notice detailing the specific deficiencies or breaches (the “Notice of Deficiency”). Brookstone shall have a period of 15 business days from the date of receipt of the Notice of Deficiency to address and cure the identified issues to CAPSTONE’s reasonable satisfaction (the “Cure Period”).

If Brookstone fails to cure the identified deficiencies or breaches within the Cure Period, CAPSTONE may proceed with termination as to that Assigned Employee. In such an instance, Brookstone shall immediately remove and replace the Assigned Employee at no cost to CAPSTONE, and CAPSTONE shall not be required to pay any Termination Fee.

b.	Termination for Reasons Unrelated to Performance or Breach of SLAs.

If CAPSTONE wishes to terminate this Agreement as it relates to an Assigned Employee for reasons other than poor performance or breach of the SLAs, CAPSTONE must provide notice as follows. If an Assigned Employee has provided services for CAPSTONE for less than six (6) months, CAPSTONE must provide at least one (1) month’s notice of its intent to terminate this Agreement as it relates to such Assigned Employee. If an Assigned Employee has provided services for CAPSTONE for more than six (6) months, CAPSTONE must provide at least four (4) months’ notice of its intent to terminate this Agreement as it relates to such Assigned Employee and shall pay a Termination Fee equal to two months’ of the Assigned Employee’s income (that he/she earned while working as an Assigned Employee at CAPSTONE), plus one additional month’s income for each full year of work performed for CAPSTONE, if any.

IX.	Indemnification; Wavier of Consequential Damages, etc.

(a)          To the extent permitted by law, Brookstone will defend, indemnify, and hold CAPSTONE and its parent, subsidiaries, directors, officers, agents, representatives, and employees harmless from all claims, losses, and liabilities (including reasonable attorneys’ fees) to the extent caused by Brookstone’s breach of any of its obligations under this Agreement (other than any obligations under Article I and VI). For the avoidance of doubt, any act taken or omitted to be taken by any Assigned Employee is not covered under or otherwise included in the scope of the indemnification obligations of Brookstone.

(b)         To the extent permitted by law, CAPSTONE will defend, indemnify, and hold Brookstone and its parent, subsidiaries, affiliates, directors, officers, agents, representatives, and employees harmless from all claims, losses, and liabilities (including reasonable attorneys’ fees) to the extent caused by CAPSTONE’s breach of any of its obligations under this Agreement.

(c)         To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against the other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the transactions contemplated hereby, or any act taken or omitted to be taken by any Assigned Employee.

(d)         The provisions of this Article IX shall survive the termination of this Agreement.

X.	Conversion of Assigned Employees

Should CAPSTONE elect to directly hire an Assigned Employee and the Assigned Employee agrees to convert to a full time position with CAPSTONE, CAPSTONE shall provide Brookstone one (1) year of notice of its intent to directly hire the Assigned Employee. CAPSTONE also shall pay Brookstone a Conversion Fee in an amount equal to four months’ of the Assigned Employee’s Monthly Cost, based on the most recent month paid.

Brookstone shall support the conversion process for an Assigned Employee by (1) forming all necessary corporate entities through which CAPSTONE will employ the Assigned Employee; (2) ensuring such entities comply with all applicable law and providing training/guidance to ensure such compliance; (3) sourcing and establishing office space for the Assigned Employee; (4) providing documents or information required for the Assigned Employee to continue to perform his/her duties; and/or (5) hiring and onboarding an office manager, if needed. These actions will be accomplished CAPSTONE and appropriate third parties through CAPSTONE’s direct engagement with such parties at CAPSTONE’s cost (e.g., local law firms, accounting firms, real estate brokers) and fully supported and facilitated by Brookstone. Brookstone agrees to provide its best commercially reasonable efforts to support the transition seamlessly, expeditiously, and helping CAPSTONE manage its costs to reasonable local market costs.

XI.	Confidentiality

In connection with this Agreement, Brookstone and its Assigned Employees may receive information that is proprietary or confidential to CAPSTONE and their customers. Brookstone agrees to hold such information in strict confidence and not to disclose such information to third parties or to use such information for any purpose whatsoever other than performing under this Agreement or as required by law. No knowledge, possession, or use of CAPSTONE’s confidential information will be imputed to Brookstone as a result of Assigned Employees’ access to such information.

Brookstone shall treat all information related to CAPSTONE’s operations, employees, and business activities as strictly confidential. Brookstone’s confidentiality obligations include: (1) ensuring that all Brookstone personnel with access to CAPSTONE’s confidential information, including all Assigned Employees, sign NDAs; (2) restricting access to sensitive information to only those Assigned Employees who require such information to perform their assigned roles; and (3) prohibiting the use of any CAPSTONE data or information beyond the scope of this Agreement. All confidentiality obligations shall survive the termination of this Agreement.

XII.	Ownership Rights

Brookstone hereby assigns to CAPSTONE all rights, title, and interest in and to all materials created or ideas generated under this Agreement by Brookstone and/or the Assigned Employees including, but not limited to, all financial models, workflows, standard operating procedures, notes, reports, documentation, designs, devices, models, processes, inventions, concepts, methods, and techniques (“Work Product”). This assignment includes, without limitation, all copyright, patent, and any other proprietary rights to the Work Product. Brookstone shall cause each entity that employs or engages an Assigned Employee, and each Assigned Employee, to assign to Brookstone all rights in the Work Product needed to give effect to this assignment.

XIII.	Dispute Resolution – Arbitration

Any disputes arising under this Agreement shall be resolved through good faith negotiations. If unresolved, the parties agree to resolve all disputes by arbitration under the Federal Arbitration Act and before the American Arbitration Association (“AAA”) at the AAA location closest to CAPSTONE’s office. The costs of arbitration will be shared equally by the parties. The arbitrator will have no authority to change any of the terms of this Agreement. All decisions of the arbitrator will be final and binding upon the parties. The prevailing party will be awarded reasonable attorney’s fees incurred in the arbitration in addition to any other relief awarded. Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction.

XIV.	Audits

CAPSTONE reserves the right to conduct periodic audits of Brookstone’s operations related to the Assigned Employees. These audits will verify compliance with the agreed-upon standards and requirements of this Agreement.

XV.	Modification and Waiver

No provision of this Agreement may be amended or waived unless agreed to in a writing, signed by the parties. The failure of a party to enforce the provisions of this Agreement will not be a waiver of any provision or the right of such party thereafter to enforce each and every provision of this Agreement

XVI.	Force Majeure

Neither party will be responsible for failure or delay in performance of this Agreement if the failure or delay is due to labor disputes, strikes, fire, riot, war, terrorism, acts of God, or any other causes beyond the control of the nonperforming party

XVII.	Choice of Law

This Agreement will be governed by and construed in accordance with the laws of the state of New York, without reference to any conflicts of law principles thereof.

XVIII.	Brookstone Bosnia Liabilities

CAPSTONE is not, and shall not be deemed or construed to be, responsible for any liabilities or other obligations of Brookstone Bosnia or of any affiliate of Brookstone.

XIX.	Entire Agreement

This Agreement constitutes the entire agreement between the parties and supersedes all prior discussions, representations, agreements, and understandings related to the subject matter discussed herein.

[signatures on following page]

Signature Page to Staffing Agreement

CAPSTONE HOLDING CORP.	Brookstone Partners IAC, Inc.

By: /s/ Edward Schultz	By: /s/ Matthew Lipman
Name: Edward Schultz	Name: Matthew Lipman
Title: Chief Financial Officer (CFO)	Title: Vice President
Date: 2026-09-09	Date: 2026-09-09

Appendix A – Rates (effective October 1, 2026)

A. Hourly Personnel (billed monthly in arrears for hours actually worked)

[***], Director of Finance – [***] per hour

AI Solutions Team, by level:

Senior AI Solutions Engineer – [***] per hour

AI Solutions Engineer – [***] per hour

Junior AI Solutions Engineer and interns – [***] per hour

All hours, including overtime hours, are billed at the level rate of the person performing the work. Brookstone may add Hourly Personnel at these level rates on written notice to CAPSTONE.

B. Monthly Assigned Employees (Monthly Payment per Section IV; recruiting, advertising and equipment reimbursed per Section IV)

Bonus: Pass through plus [***] admin fee, at the discretion of CAPSTONE. Estimated at 0.5-1x one monthly salary.

Instone (TotalStone, LLC)

[***] – Accounting Manager – Monthly Fee [***]

[***] – Controller – Monthly Fee [***]

[***] – Accounts Payable – Monthly Fee [***]

[***] – Senior Accountant (from August 17, 2026) – Monthly Fee [***]

[***] – Junior Accountant (from September 17, 2026) – Monthly Fee [***]

Carolina Stone (Carolina Stone Holdings, LLC)

[***] – Accountant – Monthly Fee [***]

[***] – Senior Accountant (part-time, 20 hours per week) – Monthly Fee [***]

Capstone Holding Corp.

[***] – Senior Financial Reporting Accountant – compensation paid directly by CAPSTONE; Brookstone administrative fee [***] per month

Exchange rate basis for the fees above: 1.65 BAM per U.S. dollar as of August 11, 2026 (see Section IV).